Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 15, 2013, by and between PFSweb, Inc., a Delaware corporation (the “Company”), and transcosmos, inc. (the “Investor”).

WHEREAS, the Investor has, pursuant to that certain Securities Purchase Agreement, dated as of May 15, 2013, between the Company and the Investor (the “Purchase Agreement”), agreed to purchase 3,214,369 shares (the “Securities”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to the terms and conditions set forth therein; and

WHEREAS, it is a condition to the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement that the Company and the Investor enter into this Agreement at or prior to the Closing in order to grant the Investor certain registration rights as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Available” means, with respect to a Registration Statement, that such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.

“Black-Out Period” means any period of time that the Company prohibits the directors and officers of the Company from trading securities of the Company (i) pursuant to the Insider Trading Policy or (ii) because the Board of Directors of the Company determines in good faith that there is a valid business purpose for such suspension of trading, which valid business purpose shall include, without limitation, plans for a registered public offering, merger, acquisition, material financing, corporate reorganization or other proposed or pending corporate developments and similar events because of material developments known to the Company and not yet disclosed to the public, and for up to 30 days thereafter.

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Electing Holders” means one or more Holders that hold no less than a majority of the Registrable Securities then held by the Holders.

“Equity Securities” means, with respect to any entity, all forms of equity securities in such entity or any successor of such entity (however designated, whether voting or non-voting), all securities convertible into or exchangeable or exercisable for such equity securities, and all warrants, options or other rights to purchase or acquire from such entity or any successor of such entity, such equity securities, or securities convertible into or exchangeable or exercisable for such equity securities, including, with respect to the Company, the Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Freely Tradable” means, with respect to any security, a security that is eligible to be sold by the Holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144.

“Holder” or “Holders” means (i) the Investor and (ii) permitted assignees of the Investor who are assigned rights hereunder, in each case to the extent that they continue to hold Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Insider Trading Policy” means the Company’s Insider Trading Policy, as adopted and posted on the Company’s website.

“Losses” has the meaning set forth in Section 5(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means a pending action, claim, suit, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) or investigation known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Amount” means a number of Registrable Securities with an aggregate market value of at least $5 million based on the market value of such Registrable Securities on the date immediately preceding the date upon which the Registration Demand in respect of such Registrable Securities is received by the Company.

“Registrable Securities” means (i) the Securities and (ii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) (without giving effect to any election by the Company therein) above or this clause (ii); provided, however, that the term “Registrable Securities” shall exclude in all cases any securities (1) sold or exchanged by a Person pursuant to an effective registration statement under the Act or in compliance with Rule 144, (2) that are Freely Tradable (it being understood that for purposes of determining eligibility for resale under clause (2) of this proviso, no securities held by any Holder shall be considered Freely Tradable to the extent such Holder reasonably determines that it is an Affiliate of the Company) or (3) that shall have ceased to be outstanding.

“Registration Default” has the meaning set forth in Section 2(b).

“Registration Demand” means a written request to register, pursuant to this Agreement, a number of Registrable Securities that equals or is greater than the Registrable Amount, which Registration Demand shall specify the number and type of such Registrable Securities to be registered and the intended method or methods of disposition of such Registrable Securities.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities, and including the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Suspension Notice” has the meaning set forth in Section 3(j)(B).

“Trading Day” means a day during which trading in the Common Stock generally occurs.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed.

“Use Notice” has the meaning set forth in Section 3(j).

2. Registration.

(a) At any time after the second anniversary of the Closing and on or prior to the fifth anniversary of the Closing, upon receipt of a Registration Demand from a Holder, the Company will use commercially reasonable efforts to prepare and file with the Commission a Registration Statement to effect the registration under the Securities Act and applicable state securities laws of the Registrable Securities that the Company has been so requested to register by such Holder in the Registration Demand on Form S-3 under Rule 415 of the Securities Act. The Company will use its commercially reasonable efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably possible, and will use its commercially reasonable efforts to keep the Registration Statement (or a replacement Registration Statement) effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed (the “Effectiveness Period”).

(b) The Investor shall be entitled to make three Registration Demands under Section 2(a); provided the Investor may not make more than one Registration Demand during any one year period.

(c) With respect to any Registration Statement filed or to be filed pursuant to this Section 2, the Company shall have the right to defer or suspend any such filing or the effectiveness of any such filing, and Holders may not make any sales of Securities, during any Black-Out Period of which the Holders have received notice; provided that the Effectiveness Period shall be extended by any such Black-Out Period.

(d) The registration rights granted under this Section 2 shall automatically terminate upon the earlier of (i) such time as there are no outstanding Registrable Securities and (ii) the fifth anniversary of the Closing.

3. Registration Procedures.

The procedures to be followed by the Company and each selling Holder, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of a Registration Statement, and the distribution of Registrable Securities pursuant thereto, are as follows:

(a) The Company will, at least five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than any amendment or supplement made through the incorporation by reference of Exchange Act filings) relating to Registrable Securities, (i) furnish to the Holders copies of all such principal documents proposed to be filed and (ii) use its commercially reasonable efforts to address in each such document when so filed with the Commission such comments as the Holders reasonably shall on a timely basis propose.

(b) The Company will use commercially reasonable efforts to (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law with respect to the disposition of all Registrable Securities covered by such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as selling securityholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

(c) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d) The Company will notify the Holders as promptly as reasonably possible (i) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose.

(e) The Company will use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as promptly as reasonably possible, or if any such order or suspension is made effective during any Black-Out Period, as promptly as reasonably possible after the Black-Out Period is over.

(f) During the Effectiveness Period, the Company will furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the EDGAR system or any successor to the EDGAR system.

(g) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (other than any amendment or supplement made through the incorporation by reference of Exchange Act filings) as such Persons may reasonably request during the Effectiveness Period. The Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in accordance with this Agreement.

(h) The Company will, prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or blue sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use its commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company will not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject the Company to service of process or any tax in any such jurisdiction where it is not then so subject.

(i) The Company will cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to its transfer agent when and as required by such transfer agent from time to time, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(j) The Company will use commercially reasonable efforts to prepare such supplements or amendments, including a post-effective amendment, if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the Effectiveness Period; provided, that no such supplement, amendment or filing will be required during a Black-Out Period. No later than 8:00 p.m. (New York time) on any Trading Day on which the Company receives a written notice (a “Use Notice”) prior to 10:00 a.m. (New York time) on such Trading Day (or if such request is received after 10:00 a.m. (New York time), no later than 8:00 p.m. (New York time) on the following Trading Day) from a Holder that such Holder intends to use the Registration Statement to resell Registrable Securities, the Company will (A) provide written confirmation to such Holder that the applicable Registration Statement is Available or (B) provide written notice (a “Suspension Notice”) that the use of such Registration Statement is suspended due to a Black-Out Period. No Suspension Notice will contain the reason for the Black-Out Period. The Company will promptly provide the Holders written notice when the Black-Out Period has ended. If a Black-Out Period commences during any 30 Trading Day period following delivery of a Use Notice and a notice from the Company under clause (A) above, the Company will provide as promptly as reasonably practicable the Holders with written notice thereof and that the Registration Statement is no longer Available.

(k) It shall be a condition of each Holder’s rights under Section 2 that such Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 3(k).

(l) The Holders may distribute the Registrable Securities by means of up to two underwritten offerings; provided that (a) the Electing Holders provide written notice to the Company of their intention to distribute Registrable Securities by means of an underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by the Electing Holders; provided, however, that such designated managing underwriter or underwriters shall be reasonably acceptable to the Company, (c) each Holder participating in such underwritten offering agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons selecting the managing underwriter or underwriters hereunder and (d) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(m) In the event the Holders seek to complete an underwritten offering pursuant to Section 3(l), for a reasonable period prior to the filing of any Registration Statement, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by the managing underwriter or underwriters selected in accordance with Section 3(l), such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Holders (and any managing underwriter or underwriters) shall be conducted by legal counsel to the Holders (and legal counsel to such managing underwriter or underwriters); provided further, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Registration Statement or in any other manner other than through the release of such information by any Person afforded access to such information pursuant hereto), or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement).

(n) Unless otherwise approved in writing by the Company, the Holders shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Equity Securities of the Company, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction is to be settled by delivery of the Equity Securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing (other than any public sale or distribution in connection with the exercise of registration rights in accordance with, and subject to, Section 2), during the period beginning ten (10) days prior to, and ending up to ninety (90) days after the pricing date of any public offering of Registrable Securities pursuant to a Registration Demand. In connection with any such public offering, each Holder shall enter into a customary lock-up agreement if requested to do so by the Company or the managing underwriter or underwriters (as applicable) containing restrictions no less restrictive than those contained in this Section 3(n). To the extent that the Holders enter into any such lockup agreement, the terms of such lock-up agreement shall apply in lieu of this Section 3(n), except that the notice provisions contained herein shall continue to apply to the Company.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with their obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market, and (B) in compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of their internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. For the avoidance of doubt, each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers’ commissions, legal fees and expenses of such Holder and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities.

5. Indemnification.

(a) Indemnification by the Company. The Company will, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and each underwriter, broker-dealer or selling agent, if any, which facilitates the disposition of Registrable Securities, the officers, directors, agents, partners, members, stockholders and employees of each of them, each Person who controls any such Holder, underwriter, broker-dealer or selling agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”) arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such Losses arise out of or are based upon (i) any untrue statements, alleged untrue statements, omissions or alleged omissions that are based solely upon information regarding such Holder, underwriter, broker-dealer or selling agent or their activities furnished in writing to the Company by such Person expressly for use therein pursuant to Section 3(k) or otherwise, (ii) the negligence, willful misconduct or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) of, or beach of this Agreement by, any such Person (iii) transfers of Registrable Securities during a Black-Out Period. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder or its activities furnished in writing to the Company by such Holder pursuant to Section 3(k). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be permitted to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld) and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses or (2) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of negligence, willful misconduct, fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or breach of this Agreement shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding anything to the contrary contained in this Agreement or otherwise, there shall be no recovery pursuant to this Agreement by any party for any punitive, exemplary, consequential, incidental, treble, special or other similar damages (other than those actually paid in connection with a third-party claim) in any claim or proceeding by one party against another arising out of or relating to a breach or alleged breach of any representation, warranty, covenant, or agreement under this Agreement by the other party.

6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received (A) written confirmation from the Company of the availability of the Registration Statement as described in Section 3(j)(A), (B) written confirmation from the Company that the Black-Out Period has ceased as described in Section 3(j) or (C) copies of the supplemented Prospectus and/or amended Registration Statement as described in Section 3(j), and, in each case, has also received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Electing Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Except where explicitly stated otherwise, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section prior to 2:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 2:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	PFSWeb, Inc.
505 Millennium Drive
Allen, TX 75013
Attention: Tom Madden
Email: tmadden@pfsweb.com

With a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, NJ 07052
Attention: Morris Bienenfeld, Esq.
Email: mbienenfeld@wolffsamson.com

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Ariel Deckelbaum
Email: ajdeckelbaum@paulweiss.com |

If to the Investor:	transcosmos inc. 2-25-18 Shibuya, Shibuya-ku Tokyo 150-8530 Japan Attn: Masataka Okuda, President & COO Tel: 81-3-4363-0290 Fax: 81-3-4363-1290

With a copy to:	Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA Attn: Michael Occhiolini Tel: 650-493-9300 Fax: 650-493-6811

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (other than by operation of law) its rights or obligations hereunder without the prior written consent of the Electing Holders. The Investor may not assign its rights and obligations hereunder (other than by operation of law); provided that the Investor may assign its rights and obligations hereunder to a controlled Affiliate of the Investor.

(f) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(h) Submission to Jurisdiction. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i) Waiver of Venue. Each of the parties to this Agreement irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(h) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

(m) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PFSWEB, INC.

By:
Name:
Title:

TRANSCOSMOS INC.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]